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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K


               Current Report Pursuant to Section 13 or 15(D) of


                      The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 22, 2000


                              VIRATA CORPORATION

            (exact name of Registrant as specified in its charter)


         DELAWARE                    000-28157                  77-0521696

(State of Incorporation)       (Commission File No.)         (I.R.S. Employer

                                                            Identification No.)

                       2933 BUNKER HILL LANE, SUITE 201
                         SANTA CLARA, CALIFORNIA 95054
             (Address of principal executive offices)   (Zip Code)


      Registrant's telephone number, including area code: (408) 566-1000
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Item 2. Acquisition of Assets.

     On August 22, 2000, Virata Corporation, a Delaware corporation (the "Registrant"), acquired all of the outstanding capital stock of Excess Bandwidth Corporation, a California corporation ("Excess Bandwidth"), for an aggregate purchase price of $315 million, based on an agreed upon price per share of Registrant's common stock of $49.98 (the "Acquisition"). Holders of Excess Bandwidth common stock will receive shares of the Registrant's common stock based on an exchange ratio of 0.34713 shares in exchange for each of their shares of Excess Bandwidth. In addition, the Registrant has assumed all of the outstanding Excess Bandwidth stock options. The Acquisition was effected by means of a stock-for-stock merger, pursuant to which a wholly-owned subsidiary of the Registrant merged with and into Excess Bandwidth, with Excess Bandwidth as the surviving corporation. As a result of the merger, Excess Bandwidth became a wholly-owned subsidiary of the Registrant. The consideration paid by the Registrant for Excess Bandwidth's outstanding capital stock was negotiated at arm's length between the parties on the basis of the Registrant's assessment of the value of Excess Bandwidth and its capital stock, following an investigation of, and discussions with Excess Bandwidth and its representatives concerning Excess Bandwidth, its business and prospects. Certain of Excess Bandwidth's officers have entered into retention and related agreements with the Registrant.

     To the Registrant's knowledge, there is no other material relationship between any of the former stockholders of Excess Bandwidth and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer. The holders of Excess Bandwidth common stock and Preferred Stock have agreed to restrict their sales of Virata common stock received upon exchange of their shares for one year following the closing date of the Acquisition. Holders of Excess Bandwidth common stock may sell 15% of the Virata common stock they receive in exchange for their shares beginning on the date that is 90 days after August 22, 2000, the closing date of the Acquisition, and they may sell their remaining shares one year after the closing date. Holders of Excess Bandwidth Preferred Stock may sell 15% of the Virata common stock they receive in exchange for their shares beginning on the date that is 90 days after August 22, 2000, the closing date of the Acquisition, an additional 15% after 180 days after the closing date, an additional 15% 270 days after the closing date and they may sell their remaining shares one year after the closing date. A copy of a press release announcing the completion of the Acquisition is included herein as Exhibit
99.1 and is incorporated by reference into this Item 2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Businesses Acquired.

         The financial statements required by Item 7(a) have previously been filed by the Registrant and are hereby incorporated by reference to the Registrant's registration statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission") on June 22, 2000.

     (b) Pro-Forma Financial Information.

         The pro forma financial information required by Item 7(b) has been previously filed by the Registrant and is hereby incorporated by reference to the Registrant's registration statement on Form S-1, filed with the Commission on June 22, 2000.

     (c)  Exhibits.
          --------

          The following exhibits are filed with this report on Form 8-K:

Exhibit No.      Description
-----------      -----------

99.1 Press Release, dated August 23, 2000, announcing the completion of the acquisition.

                                       2
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 6, 2000.                         VIRATA CORPORATION


                                                     By: /s/ Andrew M. Vought
                                                        ------------------------
                                                        Andrew M. Vought
                                                        Chief Financial Officer

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                                 EXHIBIT INDEX


Exhibit No.        Description
-----------        -----------

99.1 Press Release, dated August 23, 2000, announcing the completion of the acquisition.